UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2019, Alder BioPharmaceuticals, Inc. (“Alder”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Redmile Group, LLC and certain institutional and other accredited investors affiliated with or managed by Redmile Group, LLC (collectively, “Redmile”). The Purchase Agreement provides that, subject to the closing of the Offering (as defined in Item 8.01 below) and the satisfaction of other customary closing conditions, Redmile will purchase 1,739,130 shares of Alder’s common stock, par value $0.0001 per share (“Common Stock”), at a price per share of $11.50, which is equal to the price to the public in the Offering (the “Redmile Shares”). The issuance of the Redmile Shares will be made in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Underwriters (as defined in Item 8.01 below) will serve as placement agents for the placement of the Redmile Shares and receive a placement agent fee equal to a percentage of the total purchase price of the Redmile Shares, which percentage will be equal to the percentage discount the underwriters will receive on shares sold in the Offering. In the event that the Offering has not closed within 20 business days of the date of the Purchase Agreement, either Alder or Redmile may terminate the Purchase Agreement. The net proceeds to Alder from the sale of the Redmile Shares are expected to be approximately $18.8 million, after deducting placement agent fees. The Purchase Agreement requires Alder to enter into a registration rights agreement with Redmile upon the closing of the issuance of the Redmile Shares. Under the registration rights agreement, Alder will be required to register the Redmile Shares for resale under the Securities Act no later than the day after the expiration of Alder’s 60-day lock-up period following the date of the Underwriting Agreement (as defined in Item 8.01 below). The Purchase Agreement contains customary representations, warranties and agreements by Alder and Redmile.

The Purchase Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Redmile is affiliated with one of Alder’s directors, Jeremy Green, and is Alder’s largest stockholder. In connection with Alder’s January 2018 issuance of convertible preferred stock to Redmile, Alder entered into a registration rights agreement with Redmile. Under the registration rights agreement, Alder filed a prospectus supplement under its effective registration statement on Form S-3 (SEC File No. 333-216199), and is required to file, if needed, one or more additional registration statements, as permissible and necessary, for the resale of the shares of Common Stock issued or issuable upon conversion of the convertible preferred stock and a warrant to purchase an aggregate of 75,000 shares of convertible preferred stock that Alder may be required to issue to Redmile.

Item 3.02.	Unregistered Sales of Equity Securities.

See the description set forth under Item 1.01 above, which is incorporated into this Item 3.02 by reference. The Redmile Shares would, if issued, be issued in reliance upon exemption from registration pursuant to Section 4(a)(2) under the Securities Act in a transaction not involving a public offering of such shares.

Item 8.01	Other Events.

Underwriting Agreement

On February 27, 2019, Alder entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and SVB Leerink LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 11,304,348 shares of Common Stock. The price to the public in the Offering is $11.50 per share, and the Underwriters have agreed to purchase the shares from Alder pursuant to the Underwriting Agreement at a price of $10.81 per share. The Underwriters have a 30-day option to purchase up to an additional 1,695,652 shares of Common Stock, which they exercised in full on February 28, 2019. Including this option exercise, the net proceeds to Alder from this Offering are expected to be approximately $140.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Alder. All of the shares in the offering are being sold by Alder.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-216199), as previously filed with the Securities and Exchange Commission, and a related prospectus.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Alder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 27, 2019

10.1	Common Stock Purchase Agreement, dated February 26, 2019, by and between Alder BioPharmaceuticals, Inc., Redmile Group, LLC and certain institutional and other accredited investors affiliated with or managed by Redmile Group, LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: March 1, 2019
	By:	/s/ James B. Bucher

James B. Bucher
Executive Vice President and General Counsel